AMENDMENT OF LEASE

THIS AMENDMENT OF LEASE (this “Amendment”), made as of the 30th day of June, 2009, by and between NINETY PARK PROPERTY LLC, a New York limited liability company, having an office c/o Vornado Office Management LLC, 888 Seventh Avenue, New York, New York 10019 (“Landlord”), and SWANK, INC., a Delaware corporation, having an office at 90 Park Avenue, New York, New York 10016 (“Tenant”).

WITNESSETH:

WHEREAS, by Agreement of Lease, dated as of April 6, 1999 (the “Lease”), between Landlord and Tenant, Landlord did demise and let unto Tenant and Tenant did hire and take from Landlord, a portion of the thirteenth (13th) floor and a portion of the sixteenth (16th) floor (collectively, the “Premises”), of the building known as and by the street address of 90 Park Avenue, New York, New York (the “Building”);

WHEREAS, the Lease is scheduled to expire on April 30, 2010; and

WHEREAS, Landlord and Tenant desire to extend the term of the Lease and otherwise modify the Lease as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and of the sum of Ten and 00/100 Dollars ($10.00) paid by Tenant to Landlord, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

1.        Definitions. All capitalized terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise defined herein.

2.        Lease Term. The Term is hereby extended on all of the same terms and conditions set forth in the Lease, as hereinafter modified, so that the Term shall expire at 11:59

PM on May 31, 2018 (the “New Expiration Date”), unless it shall sooner expire pursuant to any of the terms, covenants or conditions of the Lease, as amended by this Amendment, or pursuant to law. Accordingly, the New Expiration Date shall be deemed the Fixed Expiration Date for all purposes of the Lease.

3.        Modification of Lease from and after the Effective Date. From and after May 1, 2010 (the “Effective Date”), the Lease is modified and amended as follows:

(A)      The Fixed Rent shall be an amount equal to:

(i)        One Million One Hundred Sixty-Four Thousand Seven Hundred Ninety Dollars and No Cents ($1,164,790.00) per annum, for the period commencing on the Effective Date and ending on July 31, 2014 ($97,065.83 per month), payable in advance in equal monthly installments at the times and in the manner provided in the Lease. Notwithstanding the foregoing to the contrary, provided that no Event of Default has occurred and is then continuing, Tenant shall be entitled to a credit against and for the entire Fixed Rent for the period commencing on the Effective Date and September 30, 2010; and

(ii)       One Million Two Hundred Forty-Nine Thousand Five Hundred Two Dollars and No Cents ($1,249,502.00) per annum, for the period commencing on August 1, 2014 and ending on the New Expiration Date ($104,125.17 per month), payable in advance in equal monthly installments at the times and in the manner provided in the Lease.

(B)      The term “Space Factor” (as such term is defined in the Definitions Section of the Lease) shall mean Twenty-One Thousand One Hundred Seventy-Eight (21,178).

(C)      The term “Base Operating Year” (as such term is defined in Section 27.1(C) of the Lease) shall mean the calendar year ending December 31, 2010.

(D)      The term “Base Taxes” (as such term is defined in Section 27.1(D) of the Lease) shall mean the Taxes payable for the Tax Year commencing July 1, 2010 and ending June 30, 2011.

(E)      Section 13.3 of the Lease shall be deemed applicable to the provision of electricity to the Premises and shall be deemed modified and amended to delete clause (ii) therefrom in its entirety and to insert the following in lieu thereof:

“(ii) an amount equal to five percent (5%) of the amount referred to in clause (i) hereof.”

4.        Modification of Lease From and After the Date Hereof.   From and after the date hereof, the Lease is modified and amended as follows:

(A)      Section 3.1(C) of the Lease shall be deemed modified to insert the following at the end of the last sentence thereof before the period:

“provided, however, if Tenant shall include in its request for consent to any Alterations the following in bold and capital letters: “LANDLORD TO ADVISE TENANT IF TENANT SHALL BE REQUIRED TO REMOVE ANY SPECIALTY ALTERATION DESCRIBED HEREIN”; and if and only if Landlord so advises at the time of Landlord’s const thereto, then Tenant shall be obligated to remove same on the Expiration Date”

(B)      Section 3.4 of the Lease shall be deemed deleted in its entirety.

(C)      The following shall be deemed added to the Lease as a new Section 3.5:

“If Tenant during the performance of its Alterations shall uncover or discover any asbestos or asbestos-containing materials (collectively, “ACM”) in the Premises, then Landlord, at its cost and expense, shall promptly commence and diligently proceed to remove the same in accordance with all applicable Requirements, except that in no event shall Landlord be required to remove, any ACM which is contained in any shafts, electrical closets, or column enclosures except as otherwise expressly set forth herein. Upon the uncovering or discovery of any such ACM, Tenant shall immediately vacate the Premises (or the affected portion, if in the judgment of Landlord and Landlord’s certified asbestos removal contractor, it is possible for persons to safely remain in any other portion of the Premises) and shall cause all of its contractors, subcontractors, mechanics, materialmen, laborers and all other parties to do the same. Tenant shall have no right to re-enter the Premises (or such affected portion) until Landlord shall have completed such removal in accordance with all applicable Requirements.”

(D)      Section 6.1(A) of the Lease shall be deemed modified and amended to insert the following at the end thereof:

“Subject to the terms of this Section 6.1(A), if (a) Landlord gives Tenant a notice that Tenant has failed to comply with a Requirement as required by this Section 6.1(A), and (b) Tenant fails to proceed with reasonable diligence to comply with such Requirement within twenty (20) days after the date that Landlord gives such notice to Tenant (or such shorter period that Landlord designates in such notice to the extent reasonably required under the circumstances to alleviate an imminent threat to persons or property), then, after an additional five (5) days’ notice from Landlord to Tenant, (i) Landlord may perform the work and otherwise take steps that are required to comply with such Requirement, and (ii) Tenant shall pay to Landlord, as additional rent, the reasonable out-of-pocket costs thereof, with interest thereon at the Applicable Rate calculated from the date that Landlord incurs such expenses, within thirty (30) days after Landlord gives Tenant an invoice therefor together with reasonable supporting documentation for the charges set forth therein. If (x) Tenant’s compliance with a particular Requirement as required by this Section 6.1 cannot be accomplished with reasonable diligence during the aforesaid period of twenty (20) days (or during such shorter period that Landlord designates, as the case may be), and (y) Tenant commences such compliance during such period of twenty (20) days (or such shorter period that Landlord designates), then Landlord shall not have the right to perform the work and otherwise take steps that are required to comply with such Requirement on Tenant’s behalf as otherwise described in this Section 6.1(A) unless Tenant fails to pursue such compliance with reasonable continuity and diligence. Nothing contained in this Section 6.1(A) limits the remedies that are available to Landlord after the occurrence of an Event of Default.”

(E)      Section 12.6(A) of the Lease shall be deemed modified as follows:

(i)        clause (5) thereof shall be deemed modified to insert after the words “discussing to lease space in the Building” the words “provided that Landlord shall then or within the next twelve (12) months shall have comparable space available” and

(ii)       clause (9) thereof shall be deemed deleted in its entirety and the following shall be deemed inserted in lieu thereof:

“there shall be no more than two (2) occupants (including Tenant) each of the thirteenth (13th) and the sixteenth (16th) floors of the Premises, and”

(F)      Section 13.3 of the Lease shall be deemed modified and amended to insert in the third (3rd) line thereof after the words “utility company” the following:

“provided, however, that if Landlord makes arrangements to produce electricity to satisfy all or a portion of the requirements of the Building, then (I) utility company shall also refer to the producer of such electricity, and (II) the charges imposed by such producer shall be included in the calculation referred to in clause (i) below to the extent that such charges do not exceed the charges that Landlord would have otherwise incurred if Landlord had made arrangements to satisfy all of the Building’s electrical requirements from a local electrical energy distribution company and a competitive energy provider”

(G)      Article 26 of the Lease shall be deemed to be deleted in its entirety and the following inserted in lieu thereof:

“ARTICLE 26

NOTICES

Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt) or if sent by registered or certified mail (return receipt requested) or if sent by a nationally recognized overnight courier service (against a signed receipt):

If to Tenant (a) at the Building, Attn.: Chairman or (b) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant’s vacating, deserting, abandoning or surrendering the Premises, with a copy to Miles M. Borden, Esq., Troutman Sanders, LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, or

If to Landlord c/o Vornado Office Management LLC, 888 Seventh Avenue, New York, New York 10019, Attn.: President-New York Office Division, and with copies to (x) Vornado Realty Trust, 210 Route 4 East, Paramus, New Jersey 07652, Attn.: Chief Financial Officer, and (y) each mortgagee and superior lessor which shall have requested same, by notice given in accordance with the provisions of this Article 28 at the address designated by such mortgagee or superior lessor, or to such other address(es) as either party, or any mortgagee or superior lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 26. Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been hand delivered, or one (1) business day after the same is delivered by a nationally recognized overnight courier service, or three (3) business days from when it shall have been mailed as provided in this Article 26. Anything contained herein to the contrary notwithstanding, any statement of increases in Operating Expenses, statement of increases in Real Estate Taxes, or any other bill, statement, consent, notice, demand, request or other communication from Landlord to Tenant with respect to any item of rental (other than any “default notice” if required hereunder) may be sent to Tenant by regular United States mail. Any such bills, statements, consents, notices, demands, requests or other communications that the Person that is the property manager for the Building gives to Tenant in accordance with the terms of this Article 26 shall be deemed to have been given by Landlord (except that Landlord, at any time and from time to time, shall have the right to terminate or suspend such property manager’s right to give such bills, statements, consents, notices, demands, requests or other communications to Tenant by giving not less than five (5) days of advance notice thereof to Tenant).”

(H)      Section 27.5 of the Lease shall be deemed modified and amended as follows: (i) to delete the number “thirty (30)” in the second line thereof and insert the number “one hundred eighty (180)” in lieu thereof, and (ii) to insert after the second sentence thereof the following:

“Tenant shall be obligated to prosecute any such examination diligently to completion.”

(I)      All references in the Lease to “MRC Management LLC” shall be deemed deleted therefrom and the words “Vornado Office Management LLC” shall be deemed inserted in lieu thereof.

5.         Condition of Premises. Tenant acknowledges that Landlord has made no representations to Tenant with respect to the condition of the Premises. Tenant acknowledges that it is currently occupying the Premises and agrees to take the same “as is” in the condition existing on the Effective Date and that, notwithstanding anything to the contrary contained in the Lease, as amended by this Amendment, Landlord shall have no obligation to perform any work, provide any work allowance or rent credit (except as expressly provided in this Amendment), alter, improve, decorate, or otherwise prepare the Premises for Tenant’s continued occupancy.

6.         New Tenant Fund. (A) Subject to the terms of this Paragraph 7, Landlord shall pay to or on behalf of Tenant (i) an amount equal to Four Hundred Twenty-Three Thousand Five Hundred Sixty Dollars and No Cents ($423,560.00) (the “Office Fund”) for the costs that Tenant incurs in performing the alterations to prepare the Premises for Tenant’s continued occupancy thereof including, without limitation, installed lighting fixtures and carpeting (the “Office Alterations”) and (ii) an amount equal to One Hundred Forty-Eight Thousand Two Hundred Forty-Six Dollars and No Cents ($148,246.00) (the “Sprinkler Fund” and together with the Office Fund, the “New Tenant Fund”) for the costs that Tenant incurs in installing sprinklers and replacing and repairing the ceiling in the Premises (the “Sprinkler Work” and together with the Office Alterations, the “New Initial Alterations”). Tenant may use no more than twenty percent (20%) of the New Tenant Fund for costs that Tenant incurs in connection with the New Initial Alterations that do not constitute “hard” construction costs, including, without limitation, architect’s and engineer’s fees, permit fees, expediter’s fees and designers’ fees in each case relating to the New Initial Alterations, wall and window treatments (such costs which do not constitute the “hard” construction costs of the New Initial Alterations being collectively referred to herein as “Soft Costs”).

(B)      Tenant may request disbursements of the New Tenant Fund only by delivering to Landlord a Disbursement Request (as hereinafter defined). Subject to the terms of this Paragraph 7, Landlord shall disburse a portion of the New Tenant Fund to Tenant from time to time, within thirty (30) days after the date that Tenant gives to Landlord the applicable Disbursement Request. Tenant shall not be entitled to any disbursements of the New Tenant Fund if a default has occurred and is continuing beyond any applicable grace, cure or notice period; provided, however if and when any such default is cured, Tenant shall be again entitled to disbursements of the New Tenant Fund. Landlord shall not be required to make disbursements of the New Tenant Fund more frequently than once during any particular calendar month. Tenant shall not have the right to request disbursements of the New Tenant Fund in an amount that is greater than the excess of (I) the aggregate amounts that Tenant has theretofore paid or that then remain payable in each case to Tenant’s contractors, subcontractors, materialmen, suppliers or consultants, as the case may be, for either (a) materials that have been delivered to the Premises for the New Initial Alterations, (b) labor that has been performed in the Premises for the New Initial Alterations, or (c) the services from which are derived Soft Costs that have been performed for the New Initial Alterations, as the case may be, over (II) the aggregate amount of disbursements theretofore made by Landlord from the New Tenant Fund (such excess at any particular time being referred to herein as the “Maximum Disbursement Amount”). Tenant shall not be entitled to a disbursement from the New Tenant Fund on account of Soft Costs unless and until Tenant has received its first disbursement of the New Tenant Fund for the cost of the New Initial Alterations (other than Soft Costs). For the purpose of clarity, it being agreed that Tenant shall only be entitled to disbursements from the Office Fund for Office Alterations and from the Sprinkler Fund for Sprinkler Work. Tenant hereby agrees to perform promptly following the date hereof all sprinkler work in the Premises required by Requirements.

(C)      The term “Disbursement Request” shall mean a request for a disbursement of the New Tenant Fund signed by the chief financial officer of Tenant (or another officer of Tenant who performs the functions ordinarily performed by a chief financial officer), together with:

(i)        such officer’s certification that the amount so requested does not exceed the Maximum Disbursement Amount,

(ii)       copies of reasonable documentation (such as bills and invoices) that indicate that the applicable work has been completed, the applicable materials have been furnished, or the applicable services have been performed, as the case may be,

(iii)      waivers of lien from all contractors and to the extent not expressly and effectively waived in waivers of lien, from the contractors, then waivers of lien from subcontractors, materialmen, architects, engineers and other Persons who may file a lien against the Building or the real property on which the Building is erected in connection with the performance of the New Initial Alterations, and for which previous disbursements of the New Floor Tenant Fund has been made (except to the extent Tenant gave such waivers of lien to Landlord in connection with a prior Disbursement Request), and

(iv)      in connection with a disbursement of the New Tenant Fund for costs which do not constitute Soft Costs, a certificate of Tenant’s independent licensed architect stating that, in his or her opinion, the portion of the New Initial Alterations theretofore completed and for which the disbursement is requested was performed in a good and workerlike manner and substantially in accordance with the plans and specifications for such New Initial Alterations, as approved by Landlord.

(D)      Landlord makes no representation or warranty that the New Tenant Fund is sufficient to pay the cost of the New Initial Alterations. Tenant shall pay the amount of any excess of the cost of the New Initial Alterations over the New Tenant Fund. Tenant, during the Term, shall not remove the New Initial Alterations (or a portion thereof) that Tenant performs using the proceeds of the New Tenant Fund (or Alterations that replace such New Initial Alterations (or such portion thereof)) unless Tenant replaces the New Initial Alterations (or such portion thereof), or such other Alterations, as the case may be, with Alterations that have a fair value that is equal to or greater than the portion of the New Tenant Fund used therefor (it being understood that such Alterations that Tenant performs to replace the New Initial Alterations (or such portion thereof), or such other Alterations, as the case may be, shall constitute the property of Landlord as contemplated by this Paragraph 7.

   (E)      Notwithstanding the provisions of Section 3.1(B) of the Lease to the contrary, Tenant shall not required to post a performance bond and labor and materials payment bond or other security in connection with the New Initial Alterations.

7.         Liability of Landlord. The obligations of Landlord under the Lease, as amended by this Amendment, shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent Landlord) of its interest in the Building or the land upon which it is erected, as the case may be, and in the event of any such sale, conveyance, assignment or transfer to the extent assumed by any such subsequent Landlord, Landlord shall thereafter be and hereby is entirely freed of all covenants and obligations of Landlord under the Lease, as amended by this Amendment. The members, partners, shareholders, directors, officers and principals, direct and indirect, of Landlord (collectively, the “Parties”) shall not be liable for the performance of Landlord’s obligations under the Lease, as amended by this Amendment. Tenant shall look solely to Landlord to enforce Landlord’s obligations and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord’s obligations under the Lease, as amended by this Amendment, shall be limited to Landlord’s interest in the Building and the Land upon which the Building is erected, and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord’s obligations under the Lease, as amended by this Amendment, or to satisfy a judgment for Landlord’s failure to perform such obligations.

8.         Brokerage. Tenant represents and warrants to Landlord that it has not dealt with any broker, finder or like agent in connection with this Amendment other than Newmark Knight Frank (“Broker”). Tenant does hereby indemnify and hold Landlord harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys’ fees and disbursements) incurred by Landlord by reason of any claim of or liability to any broker, finder or like agent (other than Broker) who shall claim to have dealt with Tenant in connection herewith. Landlord represents and warrants to Tenant that it has not dealt with any broker, finder or like agent in connection with this Amendment other than Broker (“Broker”). Landlord does hereby indemnify and hold Tenant harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys’ fees and disbursements) incurred by Tenant by reason of any claim of or liability to any broker, finder or like agent (including Broker) who shall claim to have dealt with Landlord in connection herewith. Landlord shall pay Broker a commission pursuant to the terms of a separate agreement between Landlord and Broker. The provisions of this Paragraph 9 shall survive the expiration or termination of the Lease, as amended by this Amendment.

9.         Authorization. Tenant represents and warrants to Landlord that its execution and delivery of this Amendment has been duly authorized and that the person executing this Amendment on behalf of Tenant has been duly authorized to do so, and that no other action or approval is required with respect to this transaction.

10.       Full Force and Effect of Lease. Except as modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

11.       Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire understanding between the parties hereto with respect to the Premises thereunder and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

12.       Enforceability. This Amendment shall not be binding upon or enforceable against either Landlord or Tenant unless, and until, Landlord and Tenant, each in its sole discretion, shall have executed and unconditionally delivered to the other an executed counterpart of this Amendment.

13.       Counterparts. This Amendment may be executed in one or more counterparts each of which when taken together shall constitute but one original.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment of Lease as of the date first above written.

NINETY PARK PROPERTY LLC, Landlord By: Vornado Realty L.P., member
By: Vornado Realty Trust, general partner

By: /s/ David R. Greenbaum David R. Greenbaum, President — New York Office Division

SWANK, INC., Tenant

By: /s/ John Tulin Name: John Tulin Title: CEO Federal Tax ID No. 94-1886990

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT

(WITHIN NEW YORK STATE)

STATE OF_____________ ) :ss.: COUNTY OF ___________ )

On the____ day of June, in the year 2009, before me, the undersigned personally appeared John Tulin, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

_______________________________________ Notary Public

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT

(OUTSIDE OF NEW YORK STATE)

STATE OF_____________ ) :ss.: COUNTY OF ___________ )

On the ___ day of ____________, in the year 2009, before me, the undersigned, personally appeared ______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the __________________. (Insert the city or other political subdivision and the state or country or other place the acknowledgement was taken.)

_______________________________________ (Signature and office of individual taking acknowledgement)